Exhibit 99.B(17)

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

EASY VOTING OPTIONS:

VOTE ON THE INTERNET
[QR CODE]	Log on to:
[ ]
or scan the QR code
Follow the on-screen instructions
available 24 hours

VOTE BY PHONE
Call 1-800-337-3503
Follow the recorded instructions
available 24 hours

VOTE BY MAIL
Vote, sign and date this Proxy
Card and return in the
postage-paid envelope

VOTE IN PERSON
Attend Shareholder Meeting
420 Lexington Avenue, Suite 2620
New York, NY 10170
on March [ ], 2019

Please detach at perforation before mailing.

PROXY	PROXY SOLICITED BY THE BOARD OF TRUSTEES	PROXY
OF HARVEST VOLATILITY EDGE TRUST
FOR MEETINGS OF SHAREHOLDERS
MARCH [ ], 2019

The undersigned hereby appoints [  ], [  ], and [  ], and each of them separately, proxies, with power of substitution to each, and hereby authorizes them to represent and to vote, as designated below, at the Meetings of Shareholders, to be held on March [  ], 2019, at 9:00 a.m., Eastern Time, at the offices of Harvest Volatility Management, LLC at 420 Lexington Avenue, Suite 2620, New York, NY 10170, and at any adjournments thereof, all of the shares of each series of Harvest Volatility Edge Trust which the undersigned would be entitled to vote if personally present.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL(S).

VOTE VIA THE INTERNET: [ ]
VOTE VIA THE TELEPHONE: 1-800-337-3503

Note:  Please sign your name exactly as it appears on this card.  If you are a joint owner, each owner should sign.  When signing as executor, administrator, attorney, trustee, or guardian, or as custodian for a minor, please give your full title as such.  If you are signing for a corporation, please sign the full corporate name and indicate the signer’s office.  If you are a partner, sign in the partnership name.

Signature

Signature (if held jointly)

Date	[ ]

PLEASE SIGN, DATE AND RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE

EVERY SHAREHOLDER’S VOTE IS IMPORTANT

Important Notice Regarding the Availability of Proxy Materials for the

Shareholder Meetings to Be Held on March [  ], 2019

The Proxy Statement and Proxy Card for these meetings are available free of charge at:

[  ]

IF YOU VOTE ON THE INTERNET OR BY TELEPHONE,

YOU NEED NOT RETURN THIS PROXY CARD

FUNDS

Harvest Edge Absolute Fund

Harvest Edge Equity Fund

Harvest Edge Bond Fund

Please detach at perforation before mailing.

THE PROXIES ARE AUTHORIZED TO VOTE IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETINGS.  THE TRUSTEES RECOMMEND THAT SHAREHOLDERS VOTE “FOR” THE AGREEMENT AND PLAN OF REORGANIZATION FOR EACH ACQUIRED FUND.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK.  Example:

1.               To approve the Agreement and Plan of Reorganization by and among Harvest Volatility Edge Trust, on behalf of the Acquired Fund, Victory Portfolios, on behalf of the corresponding Acquiring Fund, Harvest Volatility Management, LLC, and Victory Capital Management Inc.

ACQUIRED FUND	ACQUIRING FUND
		FOR	AGAINST	ABSTAIN
01 Harvest Edge Absolute Fund	Victory Harvest Premium Absolute Fund	☐	☐	☐
02 Harvest Edge Equity Fund	Victory Harvest Premium Large Cap Equity Fund	☐	☐	☐
03 Harvest Edge Bond Fund	Victory Harvest Premium Bond Fund	☐	☐	☐

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

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